                                                                      Exhibit 21




                           SUBSIDIARIES OF REGISTRANT






                                                             Jurisdiction of
Name                                                         Incorporation
----                                                         ---------------
Greater American Finance Group, Inc.                         Delaware
The Berkshire Bank                                           New York
East 39, LLC                                                 New York
Berkshire Agency, Inc.                                       New York
Berkshire Capital Trust I                                    Delaware